                            CONTRACT SPECIFICATIONS

Contract Number:                  [XX-0123456]

Annuitant:                        [Abraham Lincoln]

Age at Issue:                     [35]

Contract Date:                    [May 1, 2001]

Initial Purchase Payment:         [$150,000]

Maturity Date:                    [May 1, 2056]

Owner(s):                         [Abraham Lincoln]
                                  [Mary Lincoln]

Beneficiary Designation:          [Refer to the Client Information Profile]

Death Benefit on Contract Date:   [Enhanced Guaranteed Minimum Death Benefit]

PURCHASE PAYMENT AND ALLOCATION REQUIREMENTS:

     Minimum Subsequent Purchase Payment Transmitted Electronically: $25

     Minimum Subsequent Purchase Payment Transmitted Other Than Electronically:
     $100

     Minimum Allocation to Any One Variable Subaccount: $20

     Minimum Allocation To The DCA Fixed Account: $2,000

ACCOUNT FEE:

     The Account Fee is $30 per Contract Year. The Account Fee will be deducted on the first Valuation Date following the last day of each Contract Year. If the Contract is surrendered prior to the last day of a Contract Year, the full Account Fee will be deducted upon the surrender. The Account Fee will be deducted from each Variable Subaccount and the DCA Fixed Account on a pro-rata basis. The Account Fee will be waived for any Contract Year in which the Contract Value equals or exceeds $100,000.00 as of the Valuation Date on which the Account Fee would otherwise be deducted. The Account Fee will be waived after 15 Contract Years. The Account Fee will also be waived on and after the Annuity Commencement Date.

VARIABLE ACCOUNT:

     The Variable Account for this Contract is the "Lincoln New York Separate Account N for Variable Annuities". There are currently 48 Variable Subaccounts in the Variable Account available to the Owner. The Owner may direct Purchase Payments under the Contract to any of the available Variable Subaccounts, subject to limitations. The amounts allocated to each Variable Subaccount will be invested in net asset value in the shares of one of the Funds. The Variable Subaccounts are:

     AIM V.I. Growth Fund
     AIM V.I. International Growth Fund
     AIM V.I. Premier Equity Fund
     AllianceBernstein Growth and Income Portfolio
     AllianceBernstein Premier Growth Portfolio
     AllianceBernstein Small Cap Value Portfolio
     AllianceBernstein Technology Portfolio
     American Century VP II Inflation Protection Class II

                                       3.1

     American Funds Global Growth Fund
     American Funds Global Small Capitalization Fund
     American Funds Growth Fund
     American Funds Growth-Income Fund
     American Funds International Fund
     Delaware VIP Diversified Income Series
     Delaware VIP Emerging Markets Series
     Delaware VIP Large Cap Value Series
     Delaware VIP High Yield Series
     Delaware VIP REIT Series
     Delaware VIP Small Cap Value Series
     Delaware VIP Trend Series
     Delaware VIP U.S. Growth Series
     Fidelity(R) VIP Contrafund Portfolio
     Fidelity(R) VIP Equity-Income Portfolio
     Fidelity(R) VIP Growth Portfolio
     Fidelity(R) VIP Overseas Portfolio
     FTVIPT Franklin Small Cap Fund
     FTVIPT Templeton Growth Securities Fund
     Janus Aspen Mid Cap Growth Portfolio
     Janus Aspen Balanced Portfolio
     Janus Aspen Worldwide Growth Portfolio
     Lincoln VIP Aggressive Growth Fund
     Lincoln VIP Bond Fund
     Lincoln VIP Capital Appreciation Fund
     Lincoln VIP Global Asset Allocation Fund
     Lincoln VIP International Fund
     Lincoln VIP Money Market Fund
     Lincoln VIP Social Awareness Fund
     MFS(R) VIT Capital Opportunities Series
     MFS(R) VIT Trust Emerging Growth Series
     MFS(R) VIT Trust Total Return Series
     MFS(R) VIT Trust Utilities Series
     Neuberger Berman AMT Mid-Cap Growth Portfolio
     Neuberger Berman AMT Regency Portfolio
     Putman VT Growth & Income Fund
     Putman VT Health Sciences Fund
     Scudder VIT EAFE Equity Index Fund
     Scudder VIT Equity 500 Index Fund
     Scudder VIT Small Cap Index Fund

     See Section 4.01 for provisions governing any limitations, substitution or elimination of Funds.

DCA FIXED ACCOUNT:

          Minimum Guaranteed Interest Rate: 1.50% for all years

          INITIAL GUARANTEED PERIOD / INTEREST RATE:

VARIABLE ACCOUNT REQUIREMENTS:

     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     We assess a daily charge equal on an annual basis to the percentages shown of the average daily net asset value of each Variable Subaccount. The daily charge will not exceed the percentages shown. If on the Contract Date, one of the below listed Death Benefit Option(s) has been selected, the Mortality and Expense Risk and Administrative Charge will be as indicated for the Death Benefit Option selected.

                                       3.2

     Death Benefit Option(s):                           Charges:

          . Contract Value Death Benefit                  1.60%
          . Guarantee of Principal Death Benefit          1.65%
          . Enhanced Guaranteed Minimum Death Benefit     1.90%

     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE ON OR AFTER THE ANNUITY COMMENCEMENT DATE: 1.40%

     The daily charge will not exceed the percentage shown.

PERSISTENCY CREDIT:

     The amount of the Persistency Credit is calculated by multiplying the Contract Value, less any Purchase Payments that have not been invested in this Contract for a minimum of 7 years, by the quarterly Persistency Credit percentage of 0.0875%. The amount of any Persistency Credit will never be less than zero.

TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     Transfers cannot be made during the first 30 days.

     LNY reserves the right to require a 30 day minimum time period between each transfer.

     Maximum Number of Transfers: 12 per Contract Year, excluding automatic DCA transfers. There will be no fee imposed for these twelve (12) transfers. Transfers in excess of 12 per Contract Year must be authorized by LNY. LNY reserves the right to impose a fee for any transfer in excess of 12 per Contract Year. This fee will not exceed $25.

     Variable Account:

          Minimum Single Transfer Amount From a Variable Subaccount: The lesser of 1) $300; or 2) the remaining amount in the Variable Subaccount. Transfers to the DCA Fixed Account are not allowed.

          Minimum Transfer Amount To a Variable Subaccount: $300

     DCA Fixed Account:

          Minimum Single Transfer Amount From The DCA Fixed Account: The lesser of 1) $300; or 2) the remaining amount in the DCA Fixed Account. This restriction does not apply to automatic DCA transfers.

WITHDRAWAL AND SURRENDER REQUIREMENTS:

     Minimum Partial Withdrawal Amount: $300

     Contingent Deferred Sales Charge (CDSC): Withdrawals and/or Surrenders will be subject to the CDSC. The CDSC is calculated separately for each Purchase Payment to which a charge applies. However the Owner may withdraw up to the Free Withdrawal Amount during a Contract Year without incurring a CDSC. The remaining value will be subject to the CDSC.

     CDSC applies as follows:

Number of Contract Anniversaries   CDSC as a percentage of the
  Since a Purchase Payment was       surrendered or withdrawn
            Invested                     Purchase Payment
            --------                     ----------------
           None                                 7.0%
           At Least 1                           7.0%
           At Least 2                           6.0%
           At Least 3                           6.0%
           At Least 4                           0.0%

                                       3.3

Waiver Of Contingent Deferred Sales Charge CDSC: The withdrawal of a portion of the Contract Value or the surrender of this Contract, prior to the Annuity Commencement Date may be subject to a CDSC, except that such charges do not apply to the following:

          a.   Each withdrawal of the Free Withdrawal Amount.

          b. A surrender or withdrawal as a result of the "permanent and total disability" of the Owner. "Permanent and total disability" is disability that prevents the Owner from engaging in any occupation for remuneration or profit and which has existed continuously for a period of 12 months and begins prior to the 65th birthday of the disabled Owner, provided that written proof of total disability is sent to LNY at its Servicing Office.

          c. A surrender or withdrawal as a result of the diagnosis of a terminal illness of the Owner. Diagnosis of the terminal illness must be subsequent to the Contract Date and result in a life expectancy of less than 12 months, as determined by a qualified professional medical practitioner.

          d. A surrender or withdrawal as a result of the admittance of the Owner into an accredited nursing home or equivalent health care facility. Admittance in such a facility must be subsequent to the Contract Date and continue for 90 consecutive days prior to the surrender or withdrawal.

          e. A surrender or withdrawal as a result of the death of the Owner or Annuitant.

          f.   The annuitization of the Contract.

     If a non-natural person is the Owner of the Contract, the Annuitant or Joint Annuitant will be considered the Owner of the Contract for purposes of this provision.

     Free Withdrawal Amount: The Free Withdrawal Amount is the greater of:

          a. 10% of the Contract Value, where the percentages are based upon the Contract Value at the time of the current withdrawal, to the extent that the sum of the percentages of the Contract Value withdrawn does not exceed this 10% maximum; or

          b. 10% of the total Purchase Payments, where the percentages are based upon the total Purchase Payments to the Contract at the time of the current withdrawal, to the extent that the sum of the percentages of the Purchase Payments withdrawn does not exceed 10% maximum.

     The Free Withdrawal Amount does not apply to a surrender of this Contract.

     For purposes of calculating the CDSC on withdrawals, LNY assumes that:

          a. The Free Withdrawal Amount will be withdrawn from Purchase Payments on a "first in-first out" (FIFO) basis.

          b. Prior to the fourth anniversary of the Contract Date, any amount withdrawn above the Free Withdrawal Amount during a Contract Year will be withdrawn in the following order:
               1.   from Purchase Payments (FIFO) until exhausted; then
               2.   from Earnings until exhausted.

          c. On or after the fourth anniversary of the Contract Date, any amount withdrawn above the Free Withdrawal Amount during the Contract Year will be withdrawn in the following order:
               1. from Purchase Payments (FIFO) to which a CDSC no longer applies until exhausted; then
               2.   from Earnings until exhausted; then
               3. from Purchase Payments (FIFO) to which a CDSC still applies until exhausted.

DEATH BENEFIT REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     The Owner may select a Death Benefit Option(s) to be effective as of the Contract Date. If no Death Benefit Option is selected, the Guarantee of Principal Death Benefit will be the Death Benefit effective as of the Contract Date.

                                       3.4

ANNUITY PAYMENT REQUIREMENTS:

     Determination of the First Annuity Payment Date:

          For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date.

     Minimum Annuity Payment Amount: $50

     Minimum Guaranteed Interest Rate for the Fixed Annuity Payment: 1.50%

     Assumed Investment Rate for the Variable Annuity Payment: Between 3.0% -
     5.0%

     WITH A MORTALITY AND EXPENSE RISK AND ADMINSTRATIVE CHARGE OF 1.40%, THE SMALLEST RATE OF INVESTMENT RETURN REQUIRED TO ENSURE THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS DOES NOT DECREASE IS:

     4.40% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 3.0% PER YEAR; OR
     5.40% FOR VARABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 4.0% PER YEAR; OR
     6.40% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 5.0% PER YEAR.

                                       3.5